                                                                    EXHIBIT 20.2

                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                  For the  April 11, 2001 Determination Date
                          For the 44th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor
Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank
of New York, as Trustee, does hereby certify as follows:

1.   Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement;
     provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing
     Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.   First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is April 11, 2001, which is a Determination Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly Period
     [equal to 5(a) plus 5(b)] was                                                                                  $114,511,298.23

     (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the
          preceding Monthly Period (the Collections of Finance Charge Receivables) was                               $13,909,865.08

     (b)  The aggregate amount of Collections of Principal Receivables collected during the
          preceding Monthly Period (the Collections of Principal Receivables) was                                   $100,601,433.15

6.   The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was          $861,459,971.04

7.   Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this
     Certificate to the Paying Agent pursuant to Article V.

8.   To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables
     exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing
     Agreement, is equal to                                                                                         $144,794,820.47

10.  The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the
     Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is             $0.00

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Monthly Servicer's Certificate
Page 2 (all amounts in dollars except percentages)

11.  Monthly Period Trust Activity
(a)  Trust Activity                                              Total Trust
     =====================================================       ==========================
     Beginning Aggregate Principal Receivables                           863,747,166.17
     Beginning Excess Funding Account Balance                                      0.00
     Beginning Total Principal Balance                                   863,747,166.17
     Collections of Finance Charge Receivables                            13,909,865.08
     Discount Percentage                                                           0.00
     Discount Option Receivables Collections                                       0.00
     Net Recoveries                                                                0.00
     Total Collections of Finance Charge Receivables                      13,909,865.08
     Total Collections of Principal Receivables                          100,601,433.15
     Net Default Amount                                                    3,495,618.74
     Minimum Aggregate Principal Receivables Balance                     700,000,000.00
     Ending Aggregate Principal Receivables                              844,794,820.47
     Ending Excess Funding Account Balance                                         0.00
     Ending Total Principal Balance                                      844,794,820.47

(b)  Series Allocations                                                    Series 1997-1      Series 1998-1         All Series
     =====================================================       ===================================================================
     Group Number                                                               1                   2
     Investor Interest                                                   300,000,000.00      400,000,000.00     700,000,000.00
     Adjusted Investor Interest                                          300,000,000.00      400,000,000.00     700,000,000.00
     Principal Funding Account Balance                                             0.00                0.00               0.00
     Minimum Transferor Interest                                                                                 59,135,637.43

(c)  Group I Allocations                                                   Series 1997-1      Total Group I
     =====================================================       ============================================
     Investor Finance Charge Collections                                   4,831,228.54        4,831,228.54

     Investor Monthly Interest                                             1,540,967.50        1,540,967.50
     Investor Monthly Fees (Servicing Fee)                                   375,000.00          375,000.00
     Investor Default Amounts                                              1,214,111.94        1,214,111.94
     Investor Additional Amounts                                                   0.00                0.00
     Total                                                                 3,130,079.44        3,130,079.44

     Reallocated Investor Finance Charge Collections                       4,831,228.54        4,831,228.54
     Available Excess                                                      1,701,149.10        1,701,149.10

12.  Series 1997-1 Certificates
                                                                          Series 1997-1          All Other        Transferor's
(a)  Investor/Transferor Allocations                     Trust              Interest              Series            Interest
     ===============================================================================================================================
     Beginning Investor/Transferor Amounts         863,747,166.17        300,000,000.00      400,000,000.00     163,747,166.17
     Beginning Adjusted Investor Interest          863,747,166.17        300,000,000.00      400,000,000.00
     Floating Investor Percentage                     100.000000%            34.732390%          46.309860%
     Fixed Investor Percentage                        100.000000%            34.732390%          46.309860%
     Collections of Finance Chg. Receivables        13,909,865.08          4,831,228.54        6,441,639.02
     Collections of Principal Receivables          100,601,433.15         34,941,282.09       46,588,382.85
     Net Default Amount                              3,495,618.74          1,214,111.94        1,618,816.15

     Ending Investor/Transferor Amounts            844,794,820.47        300,000,000.00      400,000,000.00     144,794,820.47

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Monthly Servicer's Certificate
Page 3 (all amounts in dollars except percentages)

                                                                                              Collateral
(b)  Monthly Period Funding Requirements               Class A               Class B            Interest               Total
==================================================================================================================================
     Principal Funding Account                                0.00                 0.00               0.00                0.00
     Principal Funding Investment Proceeds                    0.00                 0.00               0.00                0.00
     Withdrawal from Reserve Account                          0.00                 0.00               0.00                0.00
     Available Reserve Account Amount                         0.00                 0.00               0.00                0.00
     Required Reserve Account Amount                          0.00                 0.00               0.00                0.00

     Coupon                                               6.15000%             6.35000%           5.76375%            6.16387%
     Floating Investor Percentage                        30.04351%             2.43127%           2.25761%           34.73239%
     Fixed Investor Percentage                           30.04351%             2.43127%           2.25761%           34.73239%
     Investor Monthly Interest                        1,329,937.50           111,125.00          99,905.00        1,540,967.50
     Overdue Monthly Interest                                 0.00                 0.00               0.00                0.00
     Additional Interest                                      0.00                 0.00               0.00                0.00
          Total Interest Due                          1,329,937.50           111,125.00          99,905.00        1,540,967.50
     Investor Default Amounts                         1,050,206.57            84,987.93          78,917.44        1,214,111.94
     Investor Monthly Fees                              324,375.00            26,250.00          24,375.00          375,000.00
     Investor Additional Amounts                              0.00                 0.00               0.00                0.00
          Total Due                                   2,704,519.07           222,362.93         203,197.44        3,130,079.44

(c)  Certificates - Balances and Distributions         Class A               Class B            Interest               Total
==================================================================================================================================
     Beginning Investor Interest                    259,500,000.00        21,000,000.00      19,500,000.00      300,000,000.00
     Monthly Principal - Prin. Funding Account                0.00                 0.00               0.00                0.00
     Principal Payments                                       0.00                 0.00               0.00                0.00
     Interest Payments                                1,329,937.50           111,125.00          99,905.00        1,540,967.50
     Total Payments                                   1,329,937.50           111,125.00          99,905.00        1,540,967.50
     Ending Investor Interest                       259,500,000.00        21,000,000.00      19,500,000.00      300,000,000.00

(d)  Information regarding Payments in respect of the Class A Certificates
     (per $1,000 original certificate principal amount)
     1.   Total Payment                                                                                               5.125000
     2.   Amount of Payment in respect of Class A Monthly Interest                                                    5.125000
     3.   Amount of Payment in respect of Class A Overdue Monthly Interest                                            0.000000
     4.   Amount of Payment in respect of Class A Additional Interest                                                 0.000000
     5.   Amount of Payment in respect of Class A Principal                                                           0.000000

(e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
     1.   Total Amount of Class A Investor Charge-Offs                                                                    0.00
     2.   Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                         0.00
     3.   Total amount reimbursed in respect of Class A Investor Charge-Offs                                              0.00
     4.   Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
          principal amount                                                                                                0.00
     5.   The amount, if any, by which the outstanding Principal Balance of the Class A
          Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                          0.00

(f)  Information regarding Payments in respect of the Class B Certificates
     (per $1,000 original certificate principal amount)
     1.   Total Payment                                                                                               5.291667
     2.   Amount of Payment in respect of Class B Monthly Interest                                                    5.291667
     3.   Amount of Payment in respect of Class B Overdue Monthly Interest                                            0.000000
     4.   Amount of Payment in respect of Class B Additional Interest                                                 0.000000
     5.   Amount of Payment in respect of Class B Principal                                                           0.000000

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Monthly Servicer's Certificate
Page 4 (all amounts in dollars except percentages)

(g)  Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
     1.   Amount of reductions in Class B Investor Interest                                                                    0.00
     2.   Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount                   0.00
     3.   Total amount reimbursed in respect of reductions of Class B Investor Interest                                        0.00
     4.   Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
          certficate principal amount                                                                                          0.00
     5.   The amount, if any, by which the outstanding Principal Balance of the Class B
          Certificates exceeds the Class B Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                               0.00

(h)  Information regarding the Distribution in respect of the Collateral Interest
     1.   Total distribution                                                                                               5.123333
     2.   Amount of distribution in respect of Collateral Monthly Interest                                                 5.123333
     3.   Amount of distribution in respect of Collateral Overdue Interest                                                 0.000000
     4.   Amount of distribution in respect of Collateral Monthly Principal                                                0.000000

(i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
     1.   Amount of reductions in Collateral Interest                                                                          0.00
     2.   Total amount reimbursed in respect of reductions of Collateral Interest                                              0.00

(j)  Application of Reallocated Investor Finance Charge Collections
     1.   Class A Available Funds                                                                                      4,179,011.69

          a.   Class A Monthly Interest                                                                                1,329,937.50
          b.   Class A Overdue Monthly Interest                                                                                0.00
          c.   Class A Additional Interest                                                                                     0.00
          d.   Class A Servicing Fee                                                                                     324,375.00
          e.   Class A Investor Default Amount                                                                         1,050,206.57
          f.   Excess Spread                                                                                           1,474,492.62

     2.   Class B Available Funds                                                                                        338,186.34

          a.   Class B Monthly Interest                                                                                  111,125.00
          b.   Class B Overdue Monthly Interest                                                                                0.00
          c.   Class B Additional Interest                                                                                     0.00
          d.   Class B Servicing Fee                                                                                      26,250.00
          e.   Excess Spread                                                                                             200,811.34

     3.   Collateral Holder Available Funds                                                                              314,030.51

          a.   Excess Spread                                                                                             314,030.51

     4.   Total Excess Spread                                                                                          1,989,334.47

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Monthly Servicer's Certificate
Page 5 (all amounts in dollars except percentages)

(k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
     1.   Beginning Excess Spread                                                                                      1,989,334.47
     2.   Excess Finance Charge Collections                                                                                    0.00
     3.   Applied to fund Class A Required Amount                                                                              0.00
     4.   Unreimbursed Class A Investor Charge-Offs                                                                            0.00
     5.   Applied to fund Class B Required Amount                                                                         84,987.93
     6.   Reductions of Class B Investor Interest treated as Available Principal Collections                                   0.00
     7.   Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                   99,905.00
     8.   Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                  24,375.00
     9.   Collateral Investor Default Amount treated as Available Principal Collections                                   78,917.44
     10.  Reductions of Collateral Interest treated as Available Principal Collections                                         0.00
     11.  Deposit to Reserve Account (if required)                                                                             0.00
     12.  Applied to other amounts owed to Collateral Interest Holder                                                          0.00
     13.  Balance to constitute Excess Finance Charge Collections for other series                                     1,701,149.10

13.  Trust Performance
(a)  Delinquencies
     1.   30-59 days                                                                                                  10,737,756.98
     2.   60-89 days                                                                                                   6,889,667.76
     3.   90 days and over                                                                                            12,167,877.70
     4.   Total 30+ days delinquent                                                                                   29,795,302.44

(b)  Base Rate
     a.   Current Monthly Period                                                                                           8.16387%
     b.   Prior Monthly Period                                                                                             8.13849%
     c.   Second Prior Monthly Period                                                                                      8.18561%
(c)  Three Month Average Base Rate                                                                                         8.16266%

(d)  Portfolio Yield (gross portfolio yield less net defaults)
     a.   Current Monthly Period                                                                                          14.46847%
     b.   Prior Monthly Period                                                                                            13.04205%
     c.   Second Prior Monthly Period                                                                                     14.10043%
(e)  Three Month Average Portfolio Yield                                                                                  13.87032%

(f)  Excess Spread Percentage
     a.   Current Monthly Period                                                                                           6.80460%
     b.   Prior Monthly Period                                                                                             5.40356%
     c.   Second Prior Monthly Period                                                                                      6.41482%
(g)  Three Month Average Excess Spread Percentage                                                                          6.20766%

(h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                                   13.25750%

(i)  Portfolio Adjusted Yield                                                                                              6.30460%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of April.




                             First USA Bank, National Association, as Servicer

                             By:     /s/ Tracie Klein
                                 -------------------------------
                             Name:   Tracie Klein
                             Title:  First Vice President